ARTICLES OF INCORPORATION

                                              OF

                         OLYMPUS INTERNATIONAL, INC.

Know all men by these present:

That the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statutes 78.090 inclusive as amended, and certify that:
1.                    The name of the corporation is:
OLYMPUS INTERNATIONAL, INC.
2. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of the Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.
3. The nature of the business is to engage in any lawful activity.
4. The Capital Stock shall consist of 25,000,000 shares of stock, .001 par value. Pursuant to Nevada Revised Statutes Section 78.195 the Board of Directors shall have the authority to prescribe, the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class of stock.
5. The members of the governing board of the corporation shall be styled directors, of which there shall be no more than 7 and no less than 1. The directors of this corporation need not be stockholders. The first Board of Directors is Michael W. Berg, whose address is 14237 Yerba Buena, Fountain Hills, Arizona 85268.
6.                    This corporation shall have perpetual existence.
7. The name and address of each of the incorporators signing these Articles of Incorporation are as follows: Michael W. Berg, 14237 Yerba Buena, Fountain Hills, Arizona 85268.
8. This Corporation shall have a president, a secretary, a treasurer and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.
9. The resident agent of this corporation shall be: LaVonne Frost, 711 South Carson Street, Suite 1, Carson City, Nevada 89701.
10. The Capital Stock of the corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.
11. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.
I, the undersigned, being the incorporator herein above named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this _17th__ day of December________, 1998.



                                               .MICHAEL W. BERG

                                               MICHAEL W. BERG
                                               14237 Yerba Buena
                                                Fountain Hills, AZ 85268

STATE OF ARIZONA

COUNTY OF MARICOPA

                On the 17TH____ day of December__________, 1998, personally appeared before me, a notary public, Michael W. Berg, personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.



                                .ROBIN K. BENEDICT
                                  Notary Public


                                  My commission expires:
                                   September 20, 2002

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY RESIDENT AGENT

                In the matter of Olympus International, Inc., LaVonne Frost hereby accepts appointment as Resident agent of the above entitled corporation in accordance with NRS 78.090. IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of December, 1998.


               By: LAVONNE FROST

                NRS 78.090 Except any period of vacancy described in NRS 78.097, every corporation shall have a resident agent, who may whether a natural person or a corporation, resident or located in this state, in charge of its principal office. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state. The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.